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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 4, 2004, (except Note 17E, as to which the date is
May 6, 2004) in the Registration Statement (Form SB-2 No. 333-     ) and related
prospectus of Treasure Mountain Holdings, Inc. and Vyteris Holdings, Inc. dated November 11, 2004.


                                                /s/ Ernst & Young LLP

MetroPark, New Jersey
November 11, 2004